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                                                                   Exhibit 10.11

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO CERTAIN RIGHTS OF OFFSET DESCRIBED IN SECTION 10.8 OF A STOCK PURCHASE AGREEMENT DATED AS OF JULY 31, 1996, TO WHICH MAKER AND PAYEE ARE PARTIES. THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE ALSO SUBJECT TO THE TERMS AND PROVISIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF JULY 31, 1996, TO WHICH WASTEQUIP, INC., MAKER, PAYEE AND SANWA BUSINESS CREDIT CORPORATION ARE PARTIES. MAKER WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO MAKER. ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER SHALL TAKE THIS NOTE SUBJECT TO THE TERMS HEREOF AND THE TERMS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF WASTEQUIP, INC. THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                           7% CONVERTIBLE SUBORDINATED
                                 PROMISSORY NOTE


July 31, 1996
Cleveland, Ohio                                                       $1,250,000

                  Wastequip Manufacturing Company, an Ohio corporation ("Maker"), hereby promises, pursuant to the terms, conditions and provisions set forth herein, to pay to the order of James D. May, Sr. ("Payee"), at 10000 East Yale Avenue #36, Denver, Colorado 80231 (or at such other address as Payee may designate), the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (unless this Note shall have been surrendered for conversion as hereinafter provided) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

                 1. PAYMENT. The principal amount due hereunder shall be payable to Payee in four (4) consecutive, equal annual installments of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500) each, commencing on July 31, 2000, and continuing on each succeeding July 31st, until the entire indebtedness evidenced hereby, together with accrued interest, has been paid in full. Commencing on the date hereof, interest will accrue at the rate of seven percent (7%) per annum (calculated on the basis of a year of 360 days) on the unpaid principal amount of this Note


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outstanding from time to time; PROVIDED, HOWEVER, that if an Event of Default
(as such term is defined in Section 6 below) occurs, then interest on any amount of principal which was not paid when due (whether at stated maturity, by acceleration or otherwise), shall accrue at the rate of nine percent (9%) per annum (calculated on the basis of a year of 360 days). Interest accrued on the unpaid principal balance of this Note shall be paid in annual installments commencing July 31, 1997, and continue on each succeeding July 31st thereafter until the entire indebtedness evidenced hereby, together with accrued interest, has been paid in full. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid. This Note is issued pursuant to a Stock Purchase Agreement by and between Maker and Payee dated as of July 31, 1996 (the "Stock Purchase Agreement").

                 2. FORM OF PAYMENTS; PAYMENT CERTIFICATE. Any payment to be made hereunder shall be made in lawful money of the United States of America or by wire transfer of immediately available funds in the manner agreed to by Maker and Payee. At the time Maker makes any payment hereunder, it shall deliver to Payee a certificate signed by the President of Maker certifying that Maker is not then in default under any Senior Indebtedness (as such term is defined in the Intercreditor and Subordination Agreement described in Section 3 of this
Note).

                 3. SUBORDINATION. This Note and the indebtedness evidenced hereby are subject to the terms and provisions of an Intercreditor and Subordination Agreement, of even date herewith (the "Subordination Agreement"), by and among Wastequip, Inc., an Ohio corporation and the sole shareholder of Maker ("Wastequip"), Maker, Payee and Sanwa Business Credit Corporation ("Bank") including, without limitation, the terms and conditions by which the payment of principal and interest on this Note is expressly subordinated to the prior payment of all Senior Indebtedness as defined in the Subordination Agreement (the "Senior Indebtedness"). Payee covenants and agrees that, upon written request from Wastequip or Maker, Payee shall, within three (3) days of receipt of such written request, execute an intercreditor and subordination agreement, in substantially the same form as the Subordination Agreement, in favor of the holder of any Senior Indebtedness, whether such Senior Indebtedness is now existing or is hereafter created, incurred, assumed, acquired or guaranteed. Any permitted assignee or transferee of this Note, by the taking of such Note, shall be deemed to have agreed to be bound by the provisions contained herein and in the Subordination Agreement.

                 4. PREPAYMENT. Subject to the terms and provisions set forth herein and in the Subordination Agreement, this Note may be prepaid in whole or in part at any time without bonus, penalty or premium. Maker shall give Payee at least 30 days advance written notice of any intent to prepay all or a portion of this Note and shall deliver to Payee a copy of the consent of the holders of any Senior Indebtedness to such prepayment on or prior to the date of such prepayment. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against principal installments in direct order of maturity.

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                 5. ADJUSTMENT OF NOTE AND RIGHT OF SETOFF. The terms and
provisions of this Note and the rights of Payee are subject to the rights of setoff set forth in Section 10.8 of the Stock Purchase Agreement.
                 6. EVENT OF DEFAULT; ACCELERATION. Each of the following shall constitute an "Event of Default" under this Note:

                  (a) if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due;
(iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated a bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors;
(vii) acquiesce to, or fail to have dismissed, within 30 days, any petition filed against it in any involuntary case under such bankruptcy laws; or

                  (b) if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable, which failure: (i) is not permitted by the setoff provisions of Section 10.8 of the Stock Purchase Agreement; (ii) is not required by the Subordination Agreement; or (iii) is not remedied by Maker within 10 business days after its receipt of written notice from Payee with respect thereto.

Subject to the terms and provisions of the Subordination Agreement, if an Event of Default occurs, Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable by giving written notice thereof to Maker. In addition, if an Event of Default occurs, Payee shall be reimbursed for its reasonable attorneys' fees and collection costs.

                 7. CONVERSION.

                    7.1 OPTIONAL CONVERSION. Subject to the terms and provisions of this Note, Payee shall be entitled, at its option, at any time, to convert all or any portion (in increments of $10,000) of the outstanding principal balance due under this Note into duly authorized and validly issued, fully paid and nonassessable Class A Common Shares, without par value, of Wastequip ("Class A Shares") at a conversion price (the "Conversion Price") of $25.00 per share (subject to adjustment as set forth in Subsection 7.3 below).

                    7.2 EXERCISE OF OPTIONAL CONVERSION PRIVILEGE.

                    (a) SURRENDER AND ELECTION. In order to exercise the conversion privilege, Payee shall (i) surrender this Note to Wastequip at its principal office (or such other place as Wastequip may reasonably designate) either duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Wastequip, duly executed by Payee or its authorized representative; (ii) provide written notice to Wastequip that Payee elects to convert this Note in

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whole or in part, specifying the amount to be converted; and (iii) surrender to
Wastequip, in accordance with clause (i) above, that certain Subordinated Guaranty, of even date herewith, executed by Wastequip in favor of Payee (the "Subordinated Guaranty") unless the Subordinated Guaranty continues to be in effect with respect to the 9% Nonconvertible Subordinated Promissory Note in the principal amount of Five Hundred Thousand Dollars ($500,000) issued by Maker to Payee concurrently with the issuance of this Note.

                    (b) DELIVERY BY WASTEQUIP. As promptly as practicable after the receipt of such notice and the surrender of this Note and the Subordinated Guaranty, as applicable, Wastequip shall issue and deliver to Payee a certificate or certificates for the number of Class A Shares issuable upon the conversion of all or a portion of this Note. In the event Payee elects to convert only a portion of this Note, Wastequip and Maker shall, simultaneously with the delivery of such share certificates, deliver to Payee a substitute Note and Subordinated Guaranty, which shall be in a form identical to this Note and the original Subordinated Guaranty except that the principal amount of the substitute Note shall be reduced accordingly and the substitute Subordinated Guaranty shall reflect such reduction in the principal amount of this Note.

                    (c) TIMING. The optional conversion of this Note shall be deemed to have occurred (the "Conversion Date") on the later to occur of the date on which notice in accordance with paragraph (a) of this Subsection 7.2 is received by Wastequip or the date upon which this Note is surrendered. Payee shall be deemed to be a holder of record with respect to the Class A Shares issuable upon the conversion of this Note from and after such date. No adjustment or payment shall be made for interest, if any, which may be accrued on the portion of this Note which is converted, nor shall any adjustment be made for dividends on any Class A Shares, except as set forth in Subsection 7.3 below. Any portion of this Note surrendered in exercise of this conversion privilege hereunder shall be cancelled and not again issued.

                    7.3 ADJUSTMENT OF CONVERSION PRICE.

                    (a) ADJUSTMENT UPON DIVIDEND, SUBDIVISION OR COMBINATION. Notwithstanding anything to the contrary set forth herein, in the event of (i) the declaration and payment (prior to the Conversion Date) of dividends payable in Class A Shares, or (ii) the subdivision or combination of outstanding Class A Shares, the Conversion Price shall be adjusted so that Payee, upon conversion of this Note after such event, shall be entitled to receive the number of Class A Shares which Payee would have owned or been entitled to receive if this Note had been converted immediately prior to the happening of such event. Any adjustment made pursuant to this Subsection 7.3(a) shall become effective immediately after the record or effective date of the event giving rise to such an adjustment.

                    (b) ADJUSTMENT UPON GRANT OF OPTIONS OR WARRANTS. Notwithstanding anything to the contrary set forth herein, in the event of the issuance by Wastequip prior to the Conversion Date of rights or warrants to all holders of its Class A Shares entitling them to subscribe for or purchase Class A Shares at a price per share which is less than the Conversion

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Price, the number of Class A Shares into which each $1,000 principal amount of this Note shall thereafter be convertible shall be determined by multiplying the number of Class A Shares into which such $1,000 principal amount was theretofore convertible by a fraction, (x) the numerator of which shall be (A) the number of Class A Shares outstanding on the record date for the determination of shareholders entitled to receive such rights or warrants PLUS (B) the number of additional Class A Shares which are offered for subscription or purchase, and
(y) the denominator of which shall be (A) the number of Class A Shares outstanding on such record date PLUS (B) the number of Class A Shares which the aggregate subscription or offering price of the total number of Class A Shares offered pursuant to such rights or warrants would purchase at the Conversion Price. Any such adjustment shall become effective as of the Conversion Date.

                    7.4 NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted as herein provided, Wastequip shall cause a notice to be mailed to Payee stating that such an adjustment has been effected and setting forth the adjusted Conversion Price and the date on which such adjustment became or shall become effective.

                    7.5 MINIMUM ADJUSTMENT. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Subsection 7.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
Section 7 notwithstanding, Wastequip shall be entitled to make such upward adjustments in the Conversion Price, in addition to those required by Subsection 7.3, as it in its discretion shall determine to be advisable in order that any dividend, subdivision or combination of shares, or distribution of rights or warrants to purchase shares, or exchange of shares pursuant to any merger or consolidation, hereafter made by Wastequip to its shareholders shall not be taxable to them.

                    7.6 NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of all or any portion of this Note; rather, an amount equal to such fraction multiplied by the Conversion Price, as adjusted, shall be paid to Payee in cash by Wastequip.

                    7.7 RECLASSIFICATIONS, MERGERS, CONVEYANCES OF ASSETS, ETC. In the event of the occurrence of any of the following (each, an "Event of Change"):

                    (a) a reclassification of outstanding Class A Shares of Wastequip (other than a change in par value or as a result of a subdivision or combination); or

                    (b) a consolidation or merger of Wastequip with or into another entity (other than a consolidation or merger in which Wastequip is the continuing entity and which does not result in any reclassification of outstanding Class A Shares); or

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                    (c) a conveyance, transfer or lease to another person or
entity of all or substantially all of the properties and assets of Wastequip,

Wastequip, or such entity or person into which Wastequip is merged or consolidated or to whom Wastequip's assets are transferred, as the case may be, shall execute and deliver a supplemental agreement providing that Payee shall have the right thereafter, during the period this Note is convertible and otherwise in accordance with the terms hereof, to convert this Note into the kind and amount of shares of stock, other securities, cash and other property receivable upon such Event of Change by a holder of the number of Class A Shares into which this Note could have been converted immediately prior to such Event of Change, assuming that such holder (i) is not a person or entity with or into which Wastequip consolidated or merged or which merged into Wastequip or to which such conveyance, transfer or lease was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares of stock, other securities, cash and other property receivable upon such Event of Change. If the kind or amount of shares of stock, other securities, cash and other property receivable upon such Event of Change is not the same for each Class A Share held immediately prior to such Event of Change by persons or entities other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for purposes hereof, the kind and amount of shares of stock, other securities, cash and other property receivable upon such Event of Change by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Subsection 7.7 shall similarly apply to successive Events of Change. Wastequip shall notify Payee of the execution of any such supplemental agreement.

                    7.8 MISCELLANEOUS.

                    (a) RESERVATION OF SHARES. Wastequip shall at all times from and after the Conversion Date reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of this Note, such number of its duly authorized and unissued Class A Shares as shall from time to time be sufficient to effect the conversion of this Note in its entirety.

                    (b) NO LIENS. Wastequip covenants that all Class A Shares shall, upon issuance to Payee, be validly issued, fully paid and nonassessable.

                    (c) TAXES AND CHARGES. The issuance of certificates for Class A Shares upon the conversion of this Note shall be made without charge to Payee for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued in the name of, or in such names as may be directed by, Payee; PROVIDED, HOWEVER, that Wastequip shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a

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name other than that of Payee, and Wastequip shall not be required to issue or deliver such certificates unless or until the person or entity requesting the issuance thereof shall have paid to Wastequip the amount of such tax (and Wastequip agrees to pay such tax to the proper authority when due) or shall have established to the satisfaction of Wastequip that such tax has been paid.

                    (d) NO REGISTRATION. Payee acknowledges, understands and agrees that any Class A Shares issued in accordance herewith will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act with respect to such shares has become effective, or unless Payee establishes to the satisfaction of Wastequip that an exemption from such registration is available.

                 8. OPTIONAL ACCELERATION UPON PUBLIC OFFERING. Upon the Closing of a Public Offering (as such term is hereinafter defined), in the event Payee has not previously converted the entire principal amount of this Note into Class A Shares, Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable by giving written notice thereof to Maker within 30 days of such Closing of a Public Offering. The "Closing of a Public Offering" shall mean the consummation of the sale by Wastequip of its Common Shares at a price per share at least equal to the Conversion Price (as adjusted) pursuant to an effective registration statement under the Securities Act, provided that such sale yields net proceeds to Wastequip of at least Ten Million Dollars ($10,000,000) and is made pursuant to a firm commitment underwriting.

                 9. NOTICES. All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

               (a)         If to Maker or Wastequip, to:

                           Wastequip Manufacturing Company
                           c/o Wastequip, Inc.
                           25800 Science Park Drive
                           Suite 140
                           Beachwood, Ohio 44122
                           Attention:  George L. Schneider

                           With a copy to:

                           Calfee, Halter & Griswold
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention: Dale C. LaPorte, Esq.

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                  (b)      If to Payee, to:

                           James D. May, Sr.
                           10000 East Yale Avenue #36
                           Denver, Colorado  80231

                           With a copy to:

                           Charles H. Jacobs, Esq.
                           950 Cherry Street #900
                           Denver, Colorado 80222


or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given two business days after being mailed if sent by registered or certified mail, or upon delivery to such address if delivered in person, mailed by regular mail, or sent by courier, telecopy or facsimile.

                10. GOVERNING LAW. This Note shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the United States, where applicable, and the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.

                11. SECTION TITLES. The section titles contained in this Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                12. CANCELLATION. After all principal and accrued interest at any time owed on this Note have been paid in full, in accordance with the terms hereof, this Note shall be surrendered to Maker for cancellation and shall not be reissued.
                13. ASSIGNMENT. Payee shall not give, sell, assign, transfer (by operation of law or otherwise, including transfers pursuant to divorce or separation, but excluding testamentary disposition), pledge, mortgage, hypothecate or otherwise dispose of this Note without the prior written approval of Maker.

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                14. AMENDMENT AND MODIFICATION. This Note may not be amended or modified without the prior written consent of the holder or holders of the Senior Indebtedness.


                                           Wastequip Manufacturing Company
                                           ("Maker")


                                           By: /s/ Richard L. Garcia
                                              ----------------------------------

                                           Title: Chief Financial Officer
                                                 -------------------------------


                                 ACKNOWLEDGMENT

                  The undersigned hereby acknowledges and irrevocably agrees to be bound by the terms and provisions of Section 7 of this Note.


                                           Wastequip, Inc.
                                           ("Wastequip")


                                            By: /s/ Richard L. Garcia
                                               ---------------------------------

                                            Title: Chief Financial Officer
                                                  ------------------------------

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